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                                                                   EXHIBIT 10.29

                              EMPLOYMENT AGREEMENT

          This Agreement, made as of the 14th day of May, 1995, by and between MIP Properties Inc., a Maryland corporation (the "Company"), and Carl C. Gregory, III ("Employee").

                              W I T N E S S E T H:
                              -------------------

          WHEREAS, the Company desires to continue to employ Employee and Employee desires to continue to be employed by the Company upon the terms and conditions set forth herein.

          NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed as follows:

          1.  Employment.  The Company hereby employs Employee as chief
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executive officer, and Employee hereby accepts employment by the Company, upon the terms and conditions set forth herein. The primary place of employment shall be at the Company's principal offices, Santa Monica, California, or at such other location as the Company, with the concurrence of the Employee, may designate.

          2.  Term.  The term of this Agreement shall commence as of July 1,
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1995, and shall continue through the Termination Date.

          For purposes of this Agreement, the term "Termination Date" shall mean, as applicable, (i) the effective date of termination for disability in accordance with Paragraph 6; (ii) the day after Employee's death or the effective date of Employee's voluntary resignation, as contemplated by Subparagraph 7(a)(1); (iii) the effective date of termination specified in writing to Employee, in the case of termination for cause; (iv) the Automatic Termination Date as defined in Section 7(c); or (v) the termination date specified in the notice of termination given in accordance with Subparagraphs 7(b), 7(d) or 7(e).

          3.  Duties.  Employee will, during the term hereof:
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          (a) faithfully and diligently do and perform all such acts and duties and furnish such services as the Board of Directors of the Company shall direct or as is customary for the chief executive officer, and do and perform all acts in the ordinary course of the Company's business (with such limits as the Board of Directors of the Company may prescribe) necessary and conducive to the Company's best interests; and

          (b) devote such time, energy and skill to the business of the Company and to the promotion of the Company's best interests as is reasonably required of a person whose employment as the chief executive officer of the Company is the person's principal occupation and employment.
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          4.  Compensation.
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          (a) Subject to the provisions of Paragraph 7 and 8 hereof, the Company shall pay to Employee for all services to be performed by Employee during the term of this Agreement a fixed salary at the rate of $22,500 per month, payable in periodic payments in accordance with the Company's practices for other executive employees, as such practices may be determined from time to time. All such payments will be subject to such deductions as may be required to be made pursuant to law, government regulation or order, or by agreement with, or consent of, Employee.

          (b) In addition to the salary payments set forth above, the Company agrees that during the term of this Agreement:

               (i) Company will provide Employee with an automobile suitable for his use in connection with his employment without cost to Employee; and

               (ii) Employee shall be entitled to reimbursement by the Company for all reasonable expenses actually and necessarily incurred by him on its behalf in the course of his employment hereunder, for which he shall submit vouchers in form satisfactory to the Company.

               (c) If Employee is employed by the Company as of the Automatic Termination Date, or if Employee is terminated by the Company without cause, Employee shall be entitled to receive on such date (or ten days thereafter if terminated without cause) a retention bonus equal to One Hundred Thirty-Five Thousand Dollars ($135,000) (the "Retention Bonus"). However, no Retention Bonus will be payable if Employee's employment by the Company terminates prior to the Automatic Termination Date, including, without limitation, (i) if Employee resigns, retires, go on leave or otherwise terminates employment voluntarily, (ii) the Company terminates Employee's employment with cause (including, without limitation, criminal acts, dishonesty, misconduct, poor performance or attendance, etc.), or
     (iii) Employee's employment is terminated for reasons related to disability or death. For purposes of this Agreement, a "Corporate Change" shall mean
     (i) a merger or consolidation in which the Company does not survive as a corporate entity (other than with a wholly-owned subsidiary of the Company), (ii) the sale, transfer or other disposition of substantially all of the Company's assets in one transaction or a series of related transactions, (iii) the acquisition of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company's then outstanding securities by any person, entity or group, acting alone or in concert with one another in one transaction or a series of related transactions, (iv) any other event or condition which the Board determines to constitute a Corporate Change.

          5.  Benefits.  Employee shall be entitled to participate in such life
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insurance, medical, dental, pension and retirement plans and other programs as are made available from time to time by the Company for the benefit of its employees generally. Employee also shall be entitled to one week of vacation with pay during each consecutive 3-month period of employment commencing on June 1, 1995, during the term of his employment hereunder, to be taken at such times and in such periods as Employee and the Company shall mutually determine.
During

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Employee's employment under this Agreement, Employee shall be entitled to "bank"
up to a maximum of eight weeks of accrued paid vacation in lieu of taking such vacation. The Company acknowledges that prior to commencement of this Agreement, Employee has banked eight (8) weeks of vacation.

          6.  Disability.  In the event that Employee is permanently disabled so
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as to be unable to fully perform his services hereunder, Employee's obligation to perform such services will terminate and the Company may terminate this Agreement upon five days' written notice to Employee. If Employee's employment by the Company is terminated in accordance with this Paragraph 6, Employee shall be entitled to an amount equal to his salary, at the monthly rate provided for in Subparagraph 4(a)(i), through the Automatic Termination Date, less the total amount of payments received (or to be received) by Employee in respect to such period under a long-term disability plan or policy maintained by the Company, but shall not be entitled to receive the Retention Bonus.

          7.  Termination.
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          (a) Employee's employment with the Company shall be terminated (1) by reason of Employee's death or voluntary resignation; (2) by reason of Employee becoming permanently disabled, as defined for purposes of Paragraph 6; (3) for cause; or (4) by reason of a termination notice given in accordance with Subparagraphs 7(b), 7(d), or 7(e). For purposes of the preceding sentence, "cause" shall be deemed to exist if, and only if: (i) after 5 days written notice by the Compensation Committee of the Board of Directors of the Company (the "Committee") to Employee to perform specified services contemplated by this Agreement, Employee refuses to perform such services; (ii) after 5 days written notice by the Committee to Employee to cease engaging in conduct which in good faith is characterized in the notice as conduct which, if continued to be engaged in by Employee, can reasonably be expected to significantly and adversely affect the business or properties of the Company, Employee does not cease engaging in such conduct; or (iii) Employee engages in acts of dishonesty or fraud in connection with his services hereunder. If Employee's employment by the Company is terminated for cause or by reason of his death or voluntary resignation, Employee shall not be entitled to any portion of his salary, as provided for in Subparagraph 4(a)(i), which is unearned as of the Termination Date, or to the Retention Bonus.

          (b) The Board of Directors may terminate this Agreement without cause by giving written notice to Employee, which notice shall specify the termination date. If Employee's employment by the Company is terminated in accordance with this Subparagraph 7(b), Employee shall be entitled to payment of an amount equal to his salary, at the monthly rate provided for in Subparagraph 4(a)(i), through the Automatic Termination Date, plus the Retention Bonus. Payment of the amount provided for in this Subparagraph 7(b) shall be deemed to be liquidated damages for purposes of any suit brought by Employee for damages for breach of this Agreement. Payment of the amount provided for in this Subparagraph 7(b) shall be made within ten days of the Termination Date, and such payment shall be subject to such deductions as may be required by law, government regulation or order, or by agreement with, or consent of, Employee.

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          (c) This Agreement shall automatically terminate upon the earlier of the following to occur (the "Automatic Termination Date"): (i) November 30, 1995 and (ii) the date on which any Corporate change (as defined in Section 4(c)) occurs.

          (d) If Employee's employment with the Company is terminated at the request of Employee, as set forth in a written notice of termination that specifies the termination date, for the reason that a majority of the directors comprising the Board of Directors are individuals whose elections did not have the advance written approval of recommendation of a majority of the individuals who comprised the Board of Directors on the date of this Agreement, Employee shall be entitled to payment of an amount equal to his salary, at the monthly rate provided for in Subparagraph 4(a)(i) through the Automatic Termination Date, but shall not be entitled to receive the Retention Bonus. Payment of the amount provided for in this Subparagraph 7(d) shall be deemed to be liquidated damages for purposes of any suit brought by Employee for damages for breach of this Agreement. Payment of the amount provided for in this subparagraph shall be made within ten days of the Termination Date, and such payment shall be subject to such deductions as may be required by law, government regulation or order, or by agreement with, or consent of, Employee.

          (e) If Employee's employment with the Company is terminated at the request of Employee, as set forth in a written notice of termination that specifies the termination date, for the reason that the Board of Directors of the Company has, without the written consent of Employee, significantly limited the nature of the duties, as described in Paragraph 3(a), which Employee is engaged to perform by this Agreement, Employee shall be entitled to payment of an amount equal to his salary, at the monthly rate provided for in Subparagraph 4(a)(i) through the Automatic Termination Date, but shall not be entitled to receive the Retention Bonus. Payment of the amount provided for in this Subparagraph 7(e) shall be deemed to be liquidated damages for purposes of any suit brought by Employee for damages for breach of this Agreement. Payment of the amount provided for in this Subparagraph 7(e) shall be made within ten days of the Termination Date and such payment shall be subject to such deductions as may be required by law, government regulation or order, or by agreement with, or consent of, Employee.

          8.  Restrictive Covenant.  During Employee's employment with the
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Company, and for a period of three years following the applicable Termination
Date, Employee shall not,

          (a) interfere to the detriment of the Company with any existing relationship of the Company and any of its employees, agents or representatives; or

          (b) directly or indirectly divert or attempt to divert from the Company any business in which the Company is actively engaged.

          Any breach of this restrictive covenant by Employee will result in termination of this Agreement and forfeiture by Employee of any and all rights to unearned salary and to severance pay and supplemental pension benefits unpaid at the time of breach and in such event the Company shall have no further obligation to pay any amount to Employee.

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          9.  Nondisclosure of Confidential Information.  Employee acknowledges
              -----------------------------------------
that the Company may disclose certain confidential information to Employee during the term of this Agreement to enable him to perform his duties hereunder. Employee hereby covenants and agrees that he will not, without the prior written consent of the Company, during the term of this Agreement or at any time thereafter, disclose or give permission to be disclosed to any third party by any method whatsoever any of the confidential information of the Company. For purposes of this Agreement, "confidential information" shall include, but not be limited to, any and all Company confidential or proprietary records, notes, memoranda, data, ideas, processes, methods, techniques, systems, formulas, programs, computer software, writings, research, personnel information, borrower or partner information, the Company's financial information, plans, or any other Company confidential or proprietary information of whatever nature in the possession or control of the Company which has not been published or disclosed to the general public, or which gives to the Company an opportunity to obtain an advantage over competitors who do not know of or use it. Employee further agrees that if his employment hereunder is terminated for any reason, he will leave with the Company and will not take originals or copies of any records, papers, programs, computer software or documents of any nature whatever which bear secret or confidential information of the Company.

          The foregoing paragraph shall not be applicable if and to the extent Employee is required to testify in a judicial or regulatory proceeding pursuant to an order of a judge or administrative law judge issued after Employee and his legal counsel urge that the aforementioned confidentiality be preserved.
Company shall reimburse Employee for all reasonable costs incurred by Employee in connection with Employee's efforts to preserve such confidentiality.

          The covenants set forth in this Paragraph 9 which are made by Employee are in consideration of the employment, or continuing employment of, and the compensation paid to, Employee during his employment by the Company. The foregoing covenants will not prohibit Employee from disclosing confidential or other information to other employees of the Company or to third parties to the extent that such disclosure is necessary to the performance of his duties under this Agreement.

          Any breach of this covenant of nondisclosure will result in the forfeiture by Employee and all other persons of any and all rights to compensation unpaid at the time of breach and in such event the Company shall have no further obligation to pay any amounts related thereto.

          10.  Additional Remedies.  Employee recognizes that irreparable injury
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will result to the Company and to its business and properties in the event of any breach by Employee of any of the provisions of Paragraphs 8 or 9 of this Agreement, and that Employee's continued employment is predicated on the commitments undertaken by him pursuant to said Paragraphs. In the event of any breach of any of Employee's covenants under Paragraphs 8 or 9, the Company shall be entitled, in addition to any other remedies and damages available, to injunctive relief to restrain the violation of such covenant by Employee or by any person or persons acting for or with Employee in any capacity whatsoever.

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          11.  Indemnification.  Employee shall be entitled to indemnification
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to the maximum extent permissible under the Company's Bylaws and Maryland law with respect to any action, suit or proceeding arising out of or based upon Employee's exercise of any right granted to Employee pursuant to the terms of this Agreement.

          12.  Nonassignment.  This Agreement is personal to Employee and shall
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not be assigned by him.  Employee shall not hypothecate, delegate, encumber, alienate, transfer or otherwise dispose of his rights and duties hereunder. This Agreement shall not be assigned by the Company without the prior written consent of Employee.

          13.  Waiver.  The waiver by a party of a breach by the other party of
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any provision of this Agreement shall not be construed as a waiver by such party of any subsequent breach by the other party.

          14.  Severability.  If any clause, phrase, provision or portion of
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this Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable under any applicable law, such event shall not affect or render invalid or unenforceable the remainder of this Agreement and shall not affect the application of any clause, provision or portion hereof to other persons or circumstances.

          15.  Benefit.  The provisions of this Agreement shall inure to the
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benefit of the Company, its successors and assigns, and shall be binding upon the Company and Employee, its and his heirs, personal representatives and successors, including without limitation Employee's estate and the executors, administrators, or trustees or such estate.

          16.  Relevant Law.  This Agreement shall be construed and enforced in
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accordance with the laws of the State of California.

          17.  Notices.  All notices, requests, demands and other communications
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in connection with this Agreement shall be made in writing and shall be deemed to have been given when delivered by hand or facsimile transmission, or 48 hours after mailing at any general or branch United States Post Office, by registered or certified mail, postage prepaid, addressed as follows, or to such other address as shall have been designated in writing by the addressee:

          (a)  If to the Company:

               MIP Properties, Inc.
               2020 Santa Monica Blvd., Suite 480
               Santa Monica, CA  90404
               Attn:  the Secretary

          (b)  If to Employee:

               Carl C. Gregory, III
               [Home Address]


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          18.  Entire Agreement.  This Agreement sets forth the entire
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understanding of the parties and supersedes all prior agreements, arrangements, and communications, whether oral or written, pertaining to the subject matter hereof; and this Agreement shall not be modified or amended except by written agreement of the Company and Employee.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first set forth above.

                              MIP PROPERTIES, INC.

                              By: /s/ John W. Creighten, Jr.
                                  ---------------------------------------
                                      John W. Creighten, Jr.

                              EMPLOYEE:

                              /s/ Carl C. Gregory, III
                              -------------------------------------------
                              Carl C. Gregory, III

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